Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713) 849-9911 www.flotekind.com FLOTEK ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS HOUSTON, November 8, 2022 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced third quarter results for the three months ended September 30, 2022.  Total third quarter revenue of $45.6MM increased 55% sequentially, 4.5x year-over-year, and exceeded full year 2021 revenue of $43.3MM  Announced agreement with ProFrac Services, LLC to supply 20 JP3 Verax® analyzers with six placed in service in the fourth quarter  Adjusted EBITDA as a percentage of revenue improved for the fifth consecutive quarter, to negative 18% compared to negative 25% in the second quarter 2022 and negative 42% in the first quarter 2022  Quarter-end cash and cash equivalents of $8.6MM was impacted by continued rapid growth and the associated increase in working capital. As of November 8, 2022, cash had improved to $11.1MM John W. Gibson, Jr., Chairman, President and Chief Executive Officer of Flotek stated, “We are pleased to report our third quarter 2022 results in which revenue of $45.6MM increased 55% compared to the second quarter 2022 and 4.5x compared to the third quarter of 2021. We doubled the number of ProFrac fleets we serviced sequentially, with growth continuing in the fourth quarter. In addition, our transactional chemistry business continues its growth trajectory, achieving double digit sequential revenue growth in the quarter, and gaining market share for the 5th quarter in a row. Overall we served approximately 8.4% of total active US frac fleets in the third quarter.” “Operational momentum continued during the quarter. Gross margin of negative $1.8MM was less negative in Q3 compared to Q2, and included $1.2MM of non-cash contract asset amortization related to the ProFrac contract and a $1.0MM write down of inventory related to discontinuing the FDA-regulated hand sanitizer product line. We continue to market the remaining professional chemistries product portfolio. We are achieving operational efficiencies and economies of scale while rapidly increasing revenue. The difficult freight environment experienced in Q2 improved, and freight spend as a percentage of revenue declined significantly in Q3.” “The third quarter displayed strong revenue growth, improved gross margins, and increased volumes. We are confident that our workforce, infrastructure, and processes are sufficient to capture additional market share. We are pleased that improving gross margins resulted in higher Adjusted EBITDA as a percentage of revenue for the fifth quarter in a row. While Adjusted EBITDA in absolute terms declined from a loss of $7.2MM in the second quarter to a loss of $8.4MM in the third quarter, included in that number is a total bonus accrual of $1.9MM associated with the first three quarters of 2022. In conclusion, the market is robust, our execution is outstanding, and achieving positive Adjusted EBITDA remains our primary focus.” Recent Operational Highlights  Served approximately 8.4% of active US frac fleets in the third quarter, representing an order of magnitude increase over the average number of fleets served in 2021.  Announced an agreement with ProFrac to supply them with 20 of JP3’s Verax® analyzers to be used in the field to enable displacement of diesel fuel with field gas. Our Verax® analyzers have been deployed on six ProFrac fleets, and the initial feedback is positive. Industry research shows that maximizing the use of field gas can result in reduction in diesel fuel consumption of 50%+. This reduces pollution and greenhouse emissions associated with burning diesel fuel at the wellsite, but also reduces fuel burned by delivery trucks and the wear and tear caused by truck rolls. Key Third Quarter 2022 Financial Results  Total revenues: Flotek generated third quarter 2022 consolidated revenue of $45.6 million, up 55% from $29.4 million in the second quarter of 2022 and up 348% compared to the third quarter of 2021. Higher revenue was driven by continued increases in activity across our customer base in both the Chemistry Technologies and Data Exhibit 99.1

Analytics segments. Total revenue included a $1.2 million non-cash amortization of contract assets that reduced revenue.  Gross margin: Flotek reported gross margin of negative $1.8 million, up from negative $2.3 million in the second quarter of 2022. This included a non-cash revenue reduction of $1.2 million associated with the ProFrac contract asset and $1.0 million inventory write down associated with our decision to cease the manufacture and sale of FDA-regulated hand sanitizers.  Selling, general, and administrative expense: Flotek reported SG&A of $9.0 million, up 22% compared to the second quarter of 2022 of $7.4 million, and up 121% compared to the third quarter of 2021 of $4.1 million. The increase in SG&A includes a $1.9 million bonus accrual.  Net Income and EPS: The Company recorded net income of negative $18.8 million, or a loss of $0.25 per basic and diluted share, in the third quarter 2022 compared to net income of $6.2 million, or positive $0.08 per basic share and negative $0.05 per diluted share, in the second quarter of 2022, and $0.5 million ($0.01 per basic and diluted share) in the third quarter of 2021. Net income in the third quarter 2022 included a $4.25 million non-cash loss associated with the revaluation of convertible notes.  Non-GAAP Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2022 was negative $8.4 million, a decrease of $1.2 million compared to negative $7.2 million in the second quarter 2022, and a decrease of $2.1 million compared to negative $6.3 million in the third quarter of 2021. Adjusted EBITDA includes a $1.9 million bonus accrual. Balance Sheet and Liquidity  As of September 30, 2022, the Company reported cash and cash equivalents of $8.6 million compared to $33.1 million at the end of the second quarter 2022. Rapid volume growth impacted our working capital in the quarter. We are implementing procedures to improve our order to cash processes, and as of November 8, 2022, our cash and cash equivalents had improved to $11.1 million.  The Company is currently marketing for sale the Monahans, TX facility and we expect further progress on that sale in the coming quarters. The Monahans facility remained classified as held for sale as of September 30, 2022. Conference Call Details Flotek will host a conference call on November 9, 2022, at 8:00 a.m. CST (9:00 a.m. EST) to discuss its third quarter results for the three months ended September 30, 2022. Participants may access the call through Flotek’s website at www.flotekind.com under “Webcasts’’ or by telephone at 1-844-835-9986 approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website. About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward -Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Bernie Colson SVP, Corporate Development & Sustainability E: ir@flotekind.com P: (713) 726-5322

FLOTEK INDUSTRIES, INC. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share data) Three Months Ended Nine Months Ended 9/30/2022 9/30/2021 6/30/2022 9/30/2022 9/30/2021 Revenue: Revenue from external customers $ 15,206 $ 8,847 $ 12,824 $ 38,412 $ 29,782 Revenue from related party 30,417 1,332 16,549 49,462 1,332 Total revenues 45,623 10,179 29,373 87,874 31,114 Cost of goods sold 47,465 4,022 31,678 92,500 26,876 Gross loss (1,842) 6,157 (2,305) (4,626) 4,238 Operating costs and expenses: Selling, general, and administrative 9,035 4,092 7,431 21,345 14,379 Depreciation and amortization 177 233 182 554 793 Research and development 985 1,186 1,115 3,515 4,194 Gain on sale of property and equipment (10) 14 (1,914) (1,916) (55) Gain on lease termination — — — (584) — Change in fair value of contract consideration convertible notes payable 4,250 — (17,158) (9,016) — Total operating costs and expenses 14,437 5,525 (10,344) 13,898 19,311 Income (loss) from operations (16,279) 632 8,039 (18,524) (15,073) Other income (expense): Paycheck protection plan loan forgiveness — — — — 881 Interest expense (2,321) (18) (1,597) (4,586) (53) Other income (expense) , net (187) (102) (104) (67) (62) Total other income (expense), net (2,508) (120) (1,701) (4,653) 766 Income (loss) before income taxes (18,787) 512 6,338 (23,177) (14,307) Income tax expense (7) (3) (98) (101) (30) Net Income (loss) $ (18,794) $ 509 6,240 (23,278) (14,337) Income (loss) per common share: Basic $ (0.25) $ 0.01 $ 0.08 $ (0.31) $ (0.21) Diluted $ (0.25) $ 0.01 $ (0.05) $ (0.31) $ (0.21) Weighted average common shares: Weighted average common shares used in computing basic loss per common share 75,312 69,324 74,861 74,095 68,665 Weighted average common shares used in computing diluted loss per common share 75,312 70,176 124,335 74,095 68,665

FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) September 30, 2022 December 31, 2021 ASSETS Current assets: Cash and cash equivalents $ 8,508 $ 11,534 Restricted cash 100 1,790 Accounts receivable, net of allowance for doubtful accounts of $566 and $659 at September 30, 2022 and December 31, 2021, respectively 17,597 13,297 Accounts receivable, related party 25,916 — Inventories, net 19,189 9,454 Other current assets 4,309 3,762 Current contract asset 7,196 — Assets held for sale 535 2,762 Total current assets 83,350 42,599 Long-term contract assets 73,878 Property and equipment, net 4,781 5,296 Operating lease right-of-use assets 1,715 2,041 Deferred tax assets, net 278 279 Other long-term assets 17 29 TOTAL ASSETS $ 164,019 $ 50,244 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable 29,653 7,616 Accrued liabilities 9,400 8,996 Income taxes payable 104 4 Interest payable 118 82 Current portion of operating lease liabilities 653 602 Current portion of finance lease liabilities 35 41 Current portion of long-term debt 1,853 1,436 Convertible notes payable 19,055 — Contract consideration convertible notes payable 73,030 — Total current liabilities 133,901 18,777 Deferred revenue, long-term 74 91 Long-term operating lease liabilities 6,582 7,779 Long-term finance lease liabilities 29 53 Long-term debt 2,935 3,352 TOTAL LIABILITIES 143,521 30,052 Stockholders’ equity: Common stock, $0.0001 par value, 240,000,000 shares authorized; 83,424,763 shares issued and 77,283,733 shares outstanding at September 30, 2022 ; 79,483,837 shares issued and 73,461,203 shares outstanding at December 31, 2021 8 8 Additional paid-in capital 386,958 363,417 Accumulated other comprehensive income (loss) 292 81 Accumulated deficit (332,492) (309,214) Treasury stock, at cost; 6,141,030 and 6,022,634 shares at September 30, 2022 and December 31, 2021, respectively (34,268) (34,100) Total stockholders’ equity 20,498 20,192 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 164,019 $ 50,244

FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Nine months ended September 30, 2022 2021 Cash flows from operating activities: Net loss $ (23,278) $ (14,337) Adjustments to reconcile net loss to net cash used in operating activities: Change in fair value of contingent consideration (106) (701) Change in fair value of contract consideration convertible notes payable (9,016) — Amortization of convertible note issuance costs 663 — Payment-in-kind interest expense 3,861 — Amortization of contract assets 1,986 — Depreciation and amortization 554 793 Provision for doubtful accounts, net of recoveries 147 (42) Inventory purchase commitment settlement — (7,633) Provision for excess and obsolete inventory 666 687 Inventory write down 1,036 — Gain on sale of property and equipment (1,916) (55) Gain on lease termination (584) — Non-cash lease expense 168 223 Stock compensation expense 2,262 2,710 Deferred income tax (benefit) expense 1 13 Paycheck protection plan loan forgiveness — (881) Changes in current assets and liabilities: Accounts receivable (5,748) 111 Accounts receivable, related party (24,616) — Inventories (11,373) 2,330 Income taxes receivable 3 405 Other assets (537) (1,696) Contract assets, net (3,600) — Accounts payable 22,036 (604) Accrued liabilities 493 415 Operating lease liabilities (404) — Income taxes payable 100 (53) Interest payable 36 36 Net cash used in operating activities (47,166) (18,279) Cash flows from investing activities: Capital expenditures (175) (31) Proceeds from sale of assets 4,215 74 Net cash provided by investing activities 4,040 43 Cash flows from financing activities: Proceeds from issuance of convertible notes 21,150 — Payment of issuance costs of convertible notes (1,084) — Proceeds from issuance of warrants 19,500 — Payment of issuance costs of stock warrants (1,170) — Payments to tax authorities for shares withheld from employees (191) (407) Proceeds from issuance of stock 24 — Purchase from sale of common stock — Payments for finance leases (30) (44) Net cash provided by (used in) provided by financing activities 38,199 (451) Effect of changes in exchange rates on cash and cash equivalents 211 (70) Net change in cash, cash equivalents and restricted cash (4,716) (18,757) Cash and cash equivalents at the beginning of period 11,534 38,660 Restricted cash at the beginning of period 1,790 664 Cash and cash equivalents and restricted cash at beginning of period 13,324 39,324 Cash and cash equivalents at end of period 8,508 20,527 Restricted cash at the end of period 100 40 Cash, cash equivalents and restricted cash at end of period $ 8,608 $ 20,567

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended			Nine Months Ended	
	9/30/2022	9/30/2021	6/30/2022	9/30/2022	9/30/2021
Net income (loss)	$ (18,794)	$ 509	$ 6,240	$ (23,278)	$ (14,337)
Interest expense	2,321	18	1,597	4,586	53
Interest income	—	(1)	—	—	(9)
Income tax (benefit) expense	7	3	98	101	30
Depreciation and amortization	177	233	182	554	793
EBITDA (Non-GAAP)	(16,289)	762	8,117	(18,037)	(13,470)
Stock compensation expense	671	960	852	2,263	2,710
Severance and retirement	(219)	11	610	387	991
M&A transaction costs	28	(401)	(228)	(106)	(458)
Inventory write down	1,036	—	—	1,036	—
(Gain) loss on disposal of assets	(10)	14	(1,914)	(1,916)	(55)
Gain on lease termination	—	—	—	(584)	—
Contract consideration convertible notes payable revaluation adjustment	4,250	—	(17,158)	(9,016)	—
Amortization of contract assets	1,249	—	737	1,986	—
PPP loan forgiveness	—	—	—	—	(881)
Employee retention credit	—	(927)	—	—	(2,851)
Non-Recurring professional fees	882	993	1,742	2,899	2,046
Inventory Purchase Commitment Settlement	—	(7,633)	—	—	(7,633)
Inventory Step-Up	—	(78)	—	—	2
Winter Storm (Natural Disaster)	—	—	—	—	199
Adjusted EBITDA (Non-GAAP)	$ (8,402)	$ (6,299)	$ (7,242)	$ (21,088)	$ (19,400)

(1) Management believes that adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021, and the three months ended June 30, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyses operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.